UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2010

TRICO MARINE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33402	72-1252405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Amendment to Priority Credit Agreement
     On October 15, 2010, Trico Shipping AS (“Trico Shipping”) entered into an amendment (the “Second Amendment”) to the Priority Credit Agreement (the “Priority Credit Agreement”) by and among Trico Shipping, as borrower, Trico Supply AS (“Holdings”) and certain of Trico Marine Services, Inc.’s (the “Company”) other wholly owned subsidiaries identified therein, as guarantors, Cantor Fitzgerald Securities, as administrative agent, and the lenders party thereto. The Second Amendment amends the Priority Credit Agreement by (i) extending the termination date of the $7,000,000 Tranche B Term Loan commitment from October 15, 2010 to October 31, 2010 and (ii) extending the due date of the requirement that the Company and Holdings and the other guarantors adopt a plan, contemplating the restructuring of their indebtedness (an “Approved Restructuring Plan”), from October 15, 2010 to October 31, 2010. The Approved Restructuring Plan shall be approved by certain lenders.
     Relationships
     Affiliates of certain funds managed by Tennenbaum Capital Partners, LLC (collectively, “Tennenbaum”), are lenders under the Company’s Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended, the Company’s Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of August 24, 2010, as amended, Trico Shipping’s Credit Agreement dated as of October 30, 2009, as amended, and the Priority Credit Agreement. At present, certain lenders under the Priority Credit Agreement are holders of Trico Shipping’s 11 7/8% Senior Secured Notes.
     The preceding description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Second Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference in this Item 1.01.
Item 8.01 Other Events.
     Settlement Agreement with Tebma
     As previously reported in Note 14 to the Company’s financial statements contained in its Form 10-Q for the period ended June 30, 2010, the Company’s subsidiary Trico Subsea AS (“Trico Subsea”) and Tebma Shipyards Limited, a company organized and existing under the laws of India (“Tebma”) were engaged in a dispute regarding the construction of the following six vessels for Trico Subsea: Hulls No. 118, 119, 120, 121, 128 and 129 (the “Tebma Vessels”). Effective on October 12, 2010, Trico Subsea entered into a Settlement and Compromise Agreement (the “Settlement Agreement”) with Tebma. Pursuant to the Settlement Agreement, which is conditioned upon receipt of the approval of each party’s board of directors and Trico Subsea’s creditors, none of which have been received as of the date hereof, (1) Tebma agreed, among other things, to pay Trico Subsea $18.5 million by November 5, 2010 (the “Settlement Payment”) and deliver certain equipment identified in the Settlement Agreement (the “Settlement Equipment”), (2) Trico agreed, upon receipt of the Settlement Payment and the Settlement Equipment, to waive all claims to the Tebma Vessels and under the related refund guarantees issued for its benefit by several Indian financial institutions, and (3) both parties agreed to waive all other claims against each other under the construction contracts for the Tebma Vessels, all in full and final settlement of Trico Subsea’s and Tebma’s claims against each other. The Settlement Agreement is subject to termination if the Settlement Payment is not received by Trico Subsea on or before November 19, 2010. If Trico Subsea receives the Settlement Payment, the Company expects to incur a further impairment charge with respect to these assets, which were valued at approximately $34 million on the Company’s financial statements as of June 30, 2010.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Priority Credit Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 21, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett A. Cenkus
	Name:	Brett A. Cenkus
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Second Amendment to Priority Credit Agreement